Exhibit 99.1

January 19, 2024

Qurate Retail, Inc. Announces Fourth Quarter Earnings Release and Conference Call

ENGLEWOOD, Colo.--(BUSINESS WIRE)-- Qurate Retail, Inc. (“Qurate Retail”) (Nasdaq: QRTEA, QRTEB, QRTEP) will host a conference call to discuss results for the fourth quarter of 2023 on Wednesday, February 28th at 8:30 a.m. E.T. Before the open of market trading that day, Qurate Retail will issue a press release reporting such results, which can be found at https://www.qurateretail.com/investors/news-events/press-releases. The press release and conference call may discuss Qurate Retail’s financial performance and outlook, as well as other forward looking matters.

Please call InComm Conferencing at (877) 704-4234 or +1 (215) 268-9904, passcode 13742822, at least 10 minutes prior to the call. Callers will need to be on a touch-tone telephone to ask questions. The conference administrator will provide instructions on how to use the polling feature.

In addition, the conference call will be broadcast live via the Internet. All interested participants should visit the Qurate Retail website at https://www.qurateretail.com/investors/news-events/ir-calendar to register for the webcast. Links to the press release and replays of the call will also be available on the Qurate Retail website. The conference call will be archived on the website after appropriate filings have been made with the SEC.

About Qurate Retail, Inc.

Qurate Retail, Inc. is a Fortune 500 company comprised of six leading retail brands – QVC®, HSN®, Ballard Designs®, Frontgate®, Garnet Hill® and Grandin Road® (collectively, “Qurate Retail GroupSM”). Qurate Retail Group is the largest player in video commerce (“vCommerce”), which includes video-driven shopping across linear TV, ecommerce sites, digital streaming and social platforms. The retailer reaches more than 200 million homes worldwide via 14 television channels, which are widely available on cable/satellite TV, free over-the-air TV, and digital livestreaming TV. The retailer also reaches millions of customers via its QVC+ and HSN+ streaming experience, websites, mobile apps, social pages, print catalogs, and in-store destinations. Qurate Retail, Inc. also holds various minority interests.

Qurate Retail, Inc.
Shane Kleinstein, 720-875-5432

Source: Qurate Retail, Inc.